Exhibit 10.11

Confirmation Letter

I have known, fully understood and agreed to the execution and performance of the following agreements:

1. The Loan Agreement signed by Sheng Chen, Jun Zhang and 21Vianet Data Center Company Limited dated January 28, 2011.

2. The Letter of Undertakings jointly issued to Beijng aBitCool Network Technology Co. Ltd. by Sheng Chen, Jun Zhang, 21Vianet Data Center Company Limited and AsiaCloud Inc. dated September 30, 2010.

3. The Exclusive Technical Consulting and Services Agreement signed by 21Vianet Data Center Company Limited and Beijing aBitCool Network Technology Co. Ltd. dated July 15, 2003.

In addition, I hereby agree:

As a party to the Agreement, and subject to the shares I own in Beijing aBitCool Network Technology Co. Ltd. (0.1% of the total shares of Beijing aBitCool Network Technology Co. Ltd.), I shall be bound by the Optional Share Purchase Agreement signed by 21Vianet Data Center Company Limited, Sheng Chen and Jun Zhang dated December 19, 2006 (the “Agreement”), including but not limited to that 21Vianet Data Center Company Limited shall have the right to purchase the shares I own in Beijing aBitCool Network Technology Co. Ltd. at any time when permitted by laws.

Confirmed by: /s/ Ran Cheng

Date: March 30, 2011